CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269987 on Form S-6 of our report dated April 20, 2023, relating to the financial statement of FT 10680, comprising Sabrient Baker's Dozen Portfolio, 2nd Quarter 2023 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 20, 2023